UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant’s telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2024, the Board of Directors (the “Board”) of Forward Air Corporation (the “Company”) announced the appointment of Jamie G. Pierson as the Company’s Chief Financial Officer on a permanent basis and the appointment of James Faught as Chief Accounting Officer, effective July 3, 2024 (the “Effective Date”). As previously disclosed, Mr. Pierson has served as the Company’s interim Chief Financial Officer since May 2024.

Neither Mr. Pierson nor Mr. Faught have any material interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. There is no understanding or arrangement between either Messrs. Pierson and Faught and any other person or persons with respect to their appointment and there are no family relationships between each of them and any other director or executive officer or person nominated or chosen by the Company to become a director or executive officer.

Appointment of Chief Financial Officer

Biographical Background

Mr. Pierson, age 54, has served as the Company’s interim Chief Financial Officer since May 2024. Prior to joining the Company, Mr. Pierson served as the Chief Financial Officer for MV Transportation, a privately-owned passenger transportation contracting services ﬁrm in North America, from September 2022 until January 2024. Previously, Mr. Pierson served as Chief Financial Officer of Ecobat Technologies, a battery recycler, from July 2021 until September 2022. Mr. Pierson served as a board member and Chief Financial Officer from December 2019 until November 2020 of Yellow Corporation (f/k/a YRC Worldwide, Inc.) (“Yellow”) (OTC: YELLQ), a less-than-truckload network with a freight brokerage and carrier direct transportation management system. From June 2019 until December 2019, Mr. Pierson served as Interim Chief Financial Officer of Horizon Global, a designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Europe and Africa. Mr. Pierson also served as Chief Financial Officer of PrimeSource Building Products, Inc., a privately-held distributor of building products, from December 2016 until May 2019. From November 2011 to December 2016, Mr. Pierson served as Chief Financial Officer of Yellow. Mr. Pierson earned a Bachelor’s degree in Business Administration, with a concentration in Finance and Accounting from the University of Texas, and a Master’s degree in Business Administration, with a concentration in Finance and Entrepreneurship, also from the University of Texas.

Compensation Arrangements

On July 3, 2024, the Company extended an offer to Mr. Pierson (the “CFO Offer Letter”). Under the CFO Offer Letter, Mr. Pierson’s compensation will consist of an initial base salary of $625,000 and an annual target bonus (pro-rated for 2024) set at 75% of base salary, with a maximum possible bonus of 200% of base salary. Mr. Pierson will also receive a pro-rated long-term incentive award in 2024 having a target value of $525,000 which is based on the number of months of his employment, which shall consist of: (i) 50% of time-based restricted stock, which will vest equally on each of the first, second and third anniversaries of the grant date, subject to Mr. Pierson’s continuous employment through the applicable vesting date and (ii) 50% of performance share units, that are subject to total shareholder return performance metrics and have a performance period commencing on Mr. Pierson’s start date of employment and ending on December 31, 2026. Beginning in 2025, Mr. Pierson will be eligible to receive an annual long-term incentive award having a target grant value of $1,050,000, in the same form and in the same mix as is provided to other executive officers of the Company, which is expected to consist of the following grants: (i) approximately 50% in the form of grants of performance shares that are earned and vested at the end of the three-year performance period and (ii) approximately 50% in the form of a grant of restricted stock, which will vest equally on each of the first, second and third anniversaries of the grant date. Mr. Pierson will also receive (i) a one-time grant of restricted stock with a target aggregate value on the grant date equal to $500,000, which will vest on the first anniversary of the grant date and (ii) a one-time cash bonus of $250,000, which shall be paid within 30 days of the Effective Date.

In addition to the CFO Offer Letter, Mr. Pierson entered into the Company’s standard form of participation and restrictive covenants agreement for senior executives (the “Participation and Restrictive Covenants Agreement”), which includes non-compete and non-solicit covenants that apply during employment and for eighteen (18) months thereafter, as well as confidentiality, non-disparagement, publicity, and invention assignment covenants. Mr. Pierson will also participate in the Company’s Executive Severance and Change in Control Plan, a copy of which was filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2021, which determines his entitlement to termination benefits, if any, and his continuing obligations to the Company following any termination.

As previously disclosed, on May 20, 2024, the Company entered into a consulting agreement with Mr. Pierson (the “Consulting Agreement”). Upon his appointment as Chief Financial Officer, the Consulting Agreement was terminated.

The foregoing summary of Mr. Pierson’s employment arrangements is qualified in its entirety by reference to each of the CFO Offer Letter and Participation and Restrictive Covenants Agreement which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Appointment of Chief Accounting Officer

Biographical Background

Mr. Faught, age 43, has served in various accounting and finance roles within the transportation industry. From August 2023 to July 2024, he served as the Chief Financial Officer of EVO Transportation & Energy Services. From October 2020 to December 2022, he served as the Chief Accounting Officer of Yellow (OTC: YELLQ), a less-than-truckload network with a freight brokerage and carrier direct transportation management system. From February 2020 until November 2020, Mr. Faught served as the Vice President/Controller, and from July 2017 until February 2020, he served as the Director of Financial Reporting of Yellow. Prior to Yellow, he was the Director of Financial Planning and Analysis at Safe Fleet, a provider of fleet safety solutions. In addition, Mr. Faught has served in various roles at Watco Companies, Renewable Energy Group and Deloitte. Mr. Faught is a certified public accountant and earned a Master of Science in Accounting from the University of Texas at Dallas and a Bachelor’s degree in Accounting from the University of Texas at Arlington.

Compensation Arrangements

On July 3, 2024, the Company appointed Mr. Faught to the position of Chief Accounting Officer pursuant to the terms of his offer letter (the “CAO Offer Letter”). Under the CAO Offer Letter, Mr. Faught’s compensation will consist of an initial base salary of $350,000 and an annual target bonus (pro-rated for 2024) set at 35% of base salary. Mr. Faught will also receive (i) a one-time grant of restricted stock with a target aggregate value on the grant date equal to at least $60,000, such shares to be granted within 30 days of the Effective Date, which will vest equally on the first, second and third anniversaries of the grant date and (ii) an annual equity award determined by the Compensation Committee of the Company’s Board, comprised of restricted stock with a target aggregate value on the grant date equal to at least $130,000, which will vest in three equal annual installments beginning one year after the grant date.

The foregoing summary of Mr. Faught’s employment arrangement is qualified in its entirety by reference to the CAO Offer Letter which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Item 7.01. Regulation FD Disclosure.

On July 3, 2024, the Company issued a press release announcing the appointment of Mr. Pierson and Mr. Faught as Chief Financial Officer and Chief Accounting Officer, respectively. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit
99.1	Press Release dated July 3, 2024.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

Date: July 5, 2024	By:	/s/ Shawn Stewart
	Name: Title:	Shawn Stewart Chief Executive Officer